                               SECOND AMENDMENT
                                      TO
                   AMENDED AND RESTATED FINANCING AGREEMENT


		THIS SECOND AMENDMENT (this "Amendment") dated as of March 23, 1998 is entered into by and among Keller Graduate School of Management, Inc., a Delaware corporation (the "Borrower"), the financial institutions who are party to the Credit Agreement referred to below (the "Lenders") and Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois), as Agent for the Lenders (herein, in such capacity, the "Agent").

                              W I T N E S E T H:

		WHEREAS, the Borrower, the Lenders and the Agent are parties to a certain Amended and Restated Financing Agreement dated as of June 12, 1996 (as heretofore amended, called the "Credit Agreement"; terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

		WHEREAS, the Borrower desires, among other things, to extend the Termination Date of the Credit Agreement by one year; and

		WHEREAS, subject to the terms and conditions set forth herein the Agent and the Lenders are willing to so amend the Credit Agreement.

		NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Borrower, the Agent and the Lenders hereby agree as follows:

		SECTION 1.  AMENDMENTS.

		Upon receipt of the documents to be delivered by the Borrower pursuant to Section 2 below, and in reliance on the Borrower's warranties set forth in Section 3 below, as of the date hereof the Credit Agreement shall be hereby amended as follows:

		1.1 The title page and the preamble to the Credit Agreement are hereby amended by deleting each reference therein to "Bank of America Illinois" and in its place substituting "Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois)".

		1.2 The Credit Agreement is hereby amended by deleting each reference therein to "BAI" and in its place substituting "BofA".

		1.3 Paragraph 1(A) of the Credit Agreement is hereby amended by deleting the definition of "BAI".

		1.4 Paragraph 1(A) of the Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

		"Adjusted Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of DeVry and the Subsidiaries for such period plus the consolidated net income (or loss) for such period attributable to the assets or capital stock acquired pursuant to any Permitted Transaction during such period; provided, however, that any write-off or other charge against income relating to (i) an intangible or other assets excluded from the calculation of Consolidated Tangible Net Worth, (ii) deferred financing costs in connection with indebtedness hereunder and (iii) repurchase of interest rate protection agreements, currency exchange agreements or similar agreements, shall not be charged against consolidated net income for such period.

		"BofA" means Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois).

		"Permitted Transaction" shall mean any acquisition by DeVry or any Subsidiary of all or substantially all of the assets of any Person or any Investment by DeVry in a Subsidiary which becomes a Subsidiary after the Restatement Date; provided, that (i) in the case of any Investment, if such Investment involves the acquisition of capital stock, such Investment must be approved by the Board of Directors of the issuer of such capital stock, (ii) any such acquisition or Investment shall involve assets or a Subsidiary, as the case may be, in the same general line of business as that previously conducted by Borrower, DeVry or any existing Subsidiary, (iii) prior to such acquisition or any Investment involving the acquisition of capital stock, the Borrower shall have submitted to the Agent (a) four fiscal quarters of financial statements for the assets acquired or Investment made and (b) a compliance certificate, in the form of Exhibit C, calculated as of the last day of the most recent Fiscal Quarter for which the Agent has received financial statements pursuant to Paragraph 11(A), which calculation shall be consistent in the Agent's reasonable opinion with the financial statements referenced in the preceding clause (a) and shall demonstrate compliance with the covenants set forth in Paragraph 16, and (iv) at the time of such acquisition or Investment, the aggregate consideration paid for such acquisition or Investment when added to the aggregate consideration paid for any other Permitted Transactions since the Restatement Date shall not exceed 25% of the consolidated shareholders' equity of DeVry and its Subsidiaries as of the last day of the most recent Fiscal Quarter for which the Agent has received financial statements pursuant to Paragraph 11(A).

		1.5 Paragraph 1(A) of the Credit Agreement is hereby amended by amending the definitions of "Debt Coverage Ratio," "EBIT," "EBITDA," "Fixed Charge Coverage Ratio" and "Special Purpose Subsidiary" to read in their entirety as follows:

		"Debt Coverage Ratio" shall mean the ratio, calculated as of the last day of each Fiscal Quarter, of (i) the average daily aggregate pro forma Indebtedness (excluding all Indebtedness to the extent consisting of items described in clause (iii) of the definition of "Indebtedness") of DeVry and its Subsidiaries for the then ending Fiscal Quarter calculated as if any Indebtedness incurred in connection with a Permitted Transaction was incurred on the first day of such period to (ii) the difference of (a) EBITDA for the then ending and three immediately preceding Fiscal Quarters less
(b) $3,500,000.

		"EBIT" shall mean, for any period, DeVry's Adjusted Consolidated Net Income before deducting interest expense (including, without limitation, any imputed interest attributable to capitalized leases), Fee Expenses and taxes.

                "EBITDA" shall mean, for any period, DeVry's Adjusted Consolidated Net Income before deducting interest expense (including, without limitation, any imputed interest attributable to capitalized leases), Fee Expenses, taxes, depreciation and amortization and other non-cash charges.

		"Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of DeVry's (i) EBIT for such period, plus lease expense included in determining such net income (excluding, however, lease expenses for student housing leases for terms of less than 18 months), plus the aggregate cash proceeds of sales and other dispositions of DeVry's or Subsidiaries' assets received during such period, plus federal income tax refunds received by DeVry during such period arising from losses of DeVry and its Affiliates from prior periods to (ii) pro forma interest expense and Fee Expenses accruing during such period calculated as if any Indebtedness incurred in connection with a Permitted Transaction was incurred on the first day of such period plus lease expense included in determining such net income (excluding, however, lease expenses for student housing leases for terms of less than 18 months).

		"Special Purpose Subsidiary" means any Subsidiary: (1) of which the Parent owns, directly or indirectly all of the issued and outstanding voting stock, general partner's interests or other equity interests having ordinary voting power to elect the board of directors or other managers of such Subsidiary; (2) which has executed and delivered to the Agent for the benefit of the Lenders a Guaranty; and (3) which has been designated in writing by the Parent to the Agent and the Lenders as a "Special Purpose Subsidiary"; it is acknowledged that DeVry Educational Products, Inc., a Delaware corporation, and DeVry/Becker Educational Development Corp., a Delaware corporation; are "Special Purpose Subsidiaries."

		1.6	Paragraph 13 of the Credit Agreement is hereby amended
by adding at the end of such Paragraph new clauses (H) and (I) which shall read in their entirety as follows:

	"(H) Year 2000 Compatibility. Borrower and DeVry have conducted a comprehensive review and assessment of their computer applications and have made inquiry of their material suppliers, vendors and customers with respect to the computer application errors (including with respect to date-sensitive functions) anticipated to occur in connection with the advent of the calendar year 2000 (herein, the "Year 2000 Problem"). Based on the foregoing reviews, assessments and inquiries, Borrower and DeVry reasonably believe that the Year 2000 Problem will not materially adversely affect Borrower, DeVry's or any Subsidiary's business operations, prospects or financial condition."

	"(I) Subsidiary Guaranties. Borrower and DeVry will cause each Subsidiary within 30 days of the acquisition or creation of such Subsidiary to (i) execute and deliver to the Agent a Guaranty, accompanied by such supporting documentation, including resolutions, an incumbency certificate, and an opinion of counsel, as Agent may require, and (ii) keep such Guaranty in full force and effect; provided, that in no event shall a Subsidiary which is organized under the laws of a jurisdiction other than the United States or any state thereof be required to so execute a Guaranty or keep a Guaranty in full force and effect."

		1.7 Clause (c) of Paragraph 14(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

		"(c) so long as both immediately before and after giving effect thereto, no Default or Event of Default shall exist, DeVry or any Subsidiary may make additional acquisitions of all or substantially all of the assets of any Person; provided, further, that any such acquisition shall constitute a Permitted Transaction,"

		1.8 Clause (vi) of Paragraph 14(B) of the Credit Agreement is hereby amended to read in its entirety as follows:

		(vi) so long as both immediately before and after giving effect thereto, no Default or Event of Default shall exist, Investments by DeVry in Subsidiaries which become Subsidiaries after the Restatement Date, provided, that any such Investment shall constitute a Permitted Transaction,"

		1.9 Paragraph 18(A) of the Credit Agreement is hereby amended to read in its entirety as follows:

	"(A)   Term.   This Agreement shall terminate on August 1, 2000
("Termination Date"), subject to the terms and provisions of Paragraph 22(E) and of any other provisions of this Agreement or any other Loan Document which specifically provides for the continuation of obligations, duties, representations and warranties beyond such termination. Upon the

Termination Date, all of Borrower's Obligations to Agent and each Lender, whether or not incurred under this Agreement, or any amendment or supplement thereto, under any Revolving Note, any other Loan
Document or otherwise, shall become immediately due and payable without notice or demand".

		1.10 The attachment to Exhibit C to the Credit Agreement (form of Compliance Certificate) is hereby amended to read in its entirety as set forth on Annex I hereto.

	SECTION 2.  CERTAIN DOCUMENTS.

	Concurrently herewith the Borrower has delivered the following to the Agent, duly executed and appropriately dated and in form and substance satisfactory to the Agent.

	(1) Guaranty. A Guaranty in the form of Annex II hereto duly executed by each of DeVry Educational Products, Inc., DeVry Educational Development Corp. and Becker CPA Review, Inc. I. (collectively the "New Guarantors").

        (2) Certificate. A certificate of the Secretary or Assistant Secretary of each of the New Guarantors certifying: (a) a copy of the organizational documents of such New Guarantor, as theretofore amended; (b) copies of all corporate action taken by such New Guarantor, authorizing the execution, delivery and performance of such New Guarantor of each document to be executed and delivered by such New Guarantor pursuant to this Amendment; and (c) the names and true signatures of the officers of such New Guarantor authorized to sign the documents to be executed and delivered by such New Guarantor under this Amendment.

        (3) Miscellaneous. Such other documents as the Agent may reasonably request.

		SECTION 3.  WARRANTIES.

		To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders as of the date hereof that:

		(a)	The representations and warranties contained in the
Credit Agreement and Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

		(b)	No Default or Event of Default has occurred and is
continuing.

		SECTION 4.  GENERAL.

		(c)	As hereby modified, the Credit Agreement shall remain
in full force and effect and is hereby ratified, approved and confirmed in all respects.

		(d)	This Amendment shall be binding upon and shall inure
to the benefit of the Borrower, the Lenders and the Agent and respective successors and assigns of the Lenders and the Agent.

                (e) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Delivered at Chicago, Illinois, as of the date and year first above written.

                                            KELLER GRADUATE SCHOOL OF
                                            MANAGEMENT, INC.


                                            By:
                                               Title:


                                            BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION, as Agent

                                            By:
                                               Title:


                                            BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION, as Lender

                                            By:
                                               Title:


                                            THE NORTHERN TRUST COMPANY

                                            By:
                                               Title:


                                            HARRIS TRUST AND SAVINGS BANK

                                            By:
                                               Title:




The undersigned hereby (i) acknowledge the foregoing amendments, (ii) acknowledge that their respective Guaranties continue to guaranty the obligations of the Borrower arising under the Credit Agreement, as amended hereby and (iii) and reaffirm their respective duties and obligations arising under the Loan Documents to which each is a party.

                                            DEVRY, INC.


                                            By:
                                            Its:


                                            BECKER CPA REVIEW CORP. (f/k/a
                                            DEVRY CPA REVIEW CORP.)


                                            By:
                                            Its:


                                            DEVRY/BECKER EDUCATIONAL
                                            DEVELOPMENT CORP. (f/k/a DEVRY
                                            EDUCATIONAL DEVELOPMENT CORP.)


                                            By:
                                            Its:


                                            DEVRY EDUCATIONAL PRODUCTS, INC.


                                            By:
                                            Its:


                                            DEVRY EDUCATIONAL DEVELOPMENT
                                            CORP.


                                            By:
                                            Its:


                                            BECKER CPA REVIEW, INC. I


                                            By:
                                            Its:

                                                                       ANNEX I

                         FIXED CHARGE COVERAGE RATIO
                                  $(000)

                                                          For the 4 Fiscal
                                                        Quarter Period Ended
                                                        --------------------
Numerator

EBIT                                                      $

+	Lease Expense*

+	Cash Proceeds From Sale of Assets

+       Federal Income Tax Refunds                         ______________

=	Total Numerator

Denominator

Pro Forma Interest Expense

+	Agents Fee

+	Letter of Credit Fees

+       Pro Forma Revolving Loan Commitment Fees

+	Lease Expenses*

=	Total Denominator


ACTUAL RATIO

	VS.

ALLOWABLE MINIMUM                                           1.8:1



*/  To include related figures associated with Permitted Transactions.

                             DEBT COVERAGE RATIO
                                  $(000)


                                                        For the Fiscal
                                                        Quarter Ended
                                                        --------------

Numerator

 Average daily aggregate pro forma Indebtedness         $
  for then ending Fiscal Quarter


Denominator

EBITDA (for the then ending and
  three immediately preceding
  Fiscal Quarters)

-	3,500,000

=	Total Denominator


ACTUAL

  VS.

ALLOWABLE MAXIMUM:

	Fiscal Quarters ending between

        June 30, 1996 and June 29, 1997                     3.50:1
        June 30, 1997 and June 29, 1998                     3.25:1
        June 30, 1998 and the Termination Date              3.00:1

                          OTHER FINANCIAL COVENANTS
                                  $(000)

                                      Actual          Allowable
                                      ------          ---------
Capital Expenditure                $               $45,000,000 (Maximum)

Consolidated Tangible Net Worth    $               Minimum of $5,000,000 +
                                                   (.75 X Consolidated Net
                                                    Income) for each Fiscal
                                                    Quarter since June 30, 1996

                                                           Annex II
                                                           --------
                                GUARANTY


           FOR VALUE RECEIVED and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to Keller Graduate School of Management, Inc., a Delaware corporation (hereinafter called the "Debtor"), by the lenders who are or may become party to that certain Amended and Restated Financing Agreement, dated as of June 12, 1996 (as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed, the "Credit Agreement"), among the Debtor, the lenders who are or from time to time become party thereto (the "Lenders"), and Bank of America Illinois, as agent for the Lenders (the "Agent"), the "undersigned" hereby unconditionally guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (11 U.S.C. P 362(a)), and at all times thereafter, of all obligations of the Debtor to the Agent and the Lenders in their respective capacities under the Credit Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations being hereinafter collectively called "Liabilities"), and the undersigned further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty.

		1. The undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or the undersigned, or the inability of the Debtor or the undersigned to pay its debts as they mature, or an assignment by the Debtor or the undersigned for the benefit of creditors, or the institution of any proceeding by or against the Debtor or the undersigned alleging that the Debtor or the undersigned is insolvent or unable to pay its debts as they mature, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Lenders forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

		2. To secure all obligations of the undersigned hereunder, the Agent for the benefit of the Lenders shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the undersigned now or hereafter with the Agent or any Lender and any and all property of every kind or description of or in the name of the undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent or the Lenders or any agent or bailee for the Agent or the Lenders.

		3. This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned) until all of the Liabilities have been paid in full, subject to discontinuance as to the undersigned only upon receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of receipt of such notice by the Agent, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Agent or the Lenders, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent and the Lenders in endeavoring to collect any of the foregoing and in enforcing this guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full.

		4. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Lenders to any of the Liabilities is or must be rescinded or returned by the Agent or the Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Lenders, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or the Lenders had not been made.

		5. The Agent may, from time to time, whether before or after any discontinuance of this guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Liabilities, whether or not the Agent (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities
(all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the undersigned).

		6. Any amounts received by the Agent from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

		7. No payment made by or for the account of the undersigned pursuant to this guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and the undersigned shall not exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by the undersigned of this guaranty. The undersigned waives, to the fullest extent permitted by law, all rights of the undersigned against the Debtor, arising out of any payment by the undersigned under this guaranty, whether arising by way of any subrogation, contribution, reimbursement or otherwise and agrees that, to the extent that any such rights may not be waived under applicable law, it will contribute such rights to the Debtor as a capital contribution concurrently with the arising of such rights.

		8. The undersigned hereby expressly waives: (a) notice of the acceptance by the Agent of this guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

		9. The Lenders may, from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain
Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were a Lender;
provided, however, that, unless the assigning or transferring
Lender shall otherwise consent in writing, such Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty, for the benefit of the Lender, as to those of the Liabilities which the Lender has not assigned or transferred.

		10. The undersigned hereby warrants to the Agent and the Lenders that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. The
Agent and the Lenders shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the Agent's or any of the Lenders' possession.

		11.  The undersigned hereby warrants and agrees that:
(a) the undersigned is a corporation duly existing and in good standing under the laws of the state of its incorporation, and the undersigned is duly qualified and in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, (b) the undersigned has full corporate power and authority to execute and deliver this guaranty, (c) the execution, delivery and performance by the undersigned of this guaranty are within the undersigned's corporate powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the organizational documents of the undersigned or of any agreement binding upon the undersigned, (d) this guaranty is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or by equitable principles, and (e) this guaranty will directly or indirectly benefit the undersigned.

		12. No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon the Agent except as expressly set forth in a writing duly signed and delivered on behalf of the Agent for the benefit of the Lenders. No action of the Agent permitted hereunder shall in any way affect or impair the rights of the Agent and the obligations of the undersigned under this guaranty. For the purposes of this guaranty, Liabilities shall include all obligations of the Debtor to the Agent and the Lenders, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this guaranty.

		13.  This guaranty shall be binding upon the
undersigned, and upon any successors and assigns of the undersigned; and to the extent that the Debtor or any of the undersigned is either a partnership or a corporation, all references herein to the Debtor and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. If more than one party shall execute this guaranty, the term "undersigned," as used herein, shall mean all parties executing this guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

		14. THIS GUARANTY HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW. WHEREVER POSSIBLE EACH PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE
EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

		15. The undersigned hereby irrevocably agrees that any legal action or proceeding pertaining to this guaranty may be brought in the courts of the State of Illinois, County of Cook, or of the United States of America for the Northern
District of Illinois. The undersigned hereby irrevocably agrees that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to the undersigned at the address shown on the signature page hereof. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the undersigned and shall be deemed personal service upon the undersigned and shall be legal and binding upon the undersigned for all purposes. The undersigned hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

		16. The undersigned hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this guaranty or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or (b) arising from any banking relationship existing in connection with this guaranty, and agrees that any such action or proceeding shall be tried before a court and not before a jury.


                              *  *  *  *  *

	IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as of this 23rd day of March, 1998.


                                                [Name of Guarantor]


                                                By:
                                                Name:
                                                Title: